Exhibit 99.1

For Immediate Release

Contacts:

Analysts: Alvaro Ortega, Alvaro.Ortega@Avangrid.com, 207-629-7412

Media: Kimberly Harriman, Kimberly.Harriman@Avangrid.com, 203-343-4481

AVANGRID REPORTS THIRD QUARTER 2022 FINANCIAL RESULTS AND REAFFIRMS 2022 EARNINGS OUTLOOK

•	Double digit earnings growth year-to-date 2022 compared to 2021

•	Reaffirming 2022 Earnings Outlook of $850-$920 million or $2.20-$2.38 per share

•	Filed rate cases in Maine and Connecticut

•	Commissioned Lund Hill 194 MW solar project in October

Orange, CT – October 25, 2022 - Today AVANGRID, Inc. (NYSE: AGR), a leading sustainable energy company, and a member of the group of companies controlled by IBERDROLA, S.A., reported consolidated U.S. GAAP net income for the third quarter ended September 30, 2022 of $105 million, or $0.27 per share, compared to $111 million, or $0.29 per share, for the third quarter ended September 30, 2021. For the first nine months of 2022, consolidated net income was $734 million, or $1.90 per share, compared to $543 million, or $1.56 per share, for the first nine months of 2021.

On a non-U.S. GAAP adjusted basis, consolidated net income for the third quarter ended September 30, 2022 was $122 million, or $0.31 per share, compared to $133 million, or $0.34 per share, for the third quarter ended September 30, 2021. For the first nine months of 2022, non-U.S. GAAP adjusted net income was $749 million, or $1.94 per share, compared to $609 million, or $1.75 per share, for the first nine months of 2021.

Weighted average shares outstanding for the third quarter and first nine months of 2022 were 386.7 million, compared to 387.3 million and 348.3 million during the same periods in 2021, respectively.

“Our solid results year-to-date demonstrate our commitment to the execution of our financial plan,” said Pedro Azagra, chief executive officer of AVANGRID. “In Networks, we filed rate cases for NYSEG and RG&E in New York, Central Maine Power in Maine and United Illuminating in Connecticut, which support investments for reliability, resiliency and state climate policy. In Renewables, we commissioned a new solar project and in our offshore business, construction on our flagship Vineyard Wind 1 project is on-track and we are excited to announce that the manufacturing of all major components for this landmark project is underway.”

Networks

Networks earnings for the third quarter of 2022 compared to the same period in 2021 mainly benefited from the successful execution of rate plans in New York and Maine, which were more than offset by higher depreciation expense for assets placed in service, decreased financial income, increased uncollectibles, unfavorable taxes and increased business costs including personnel net of higher capitalized labor. Earnings for the first nine months of 2022 compared to the same period in 2021 benefited from the execution of rate plans in New York and Maine and the favorable impacts from New York regulatory orders providing for the recovery of customer arrearages and late payment fees. These benefits were partially offset by higher depreciation expense, decreased financial income and increased business expenses.

Renewables

Renewables results for the third quarter of 2022 compared to the same period in 2021 primarily benefited from higher thermal and asset management, mark-to-market earnings and taxes, which were partially offset by higher depreciation expense and business costs due to growth. Earnings for the first nine months of 2022 compared to the same period in 2021 improved mainly due to the gain from the restructuring of the Company’s New England offshore wind lease partnership agreement in the first quarter of 2022, higher thermal and asset management and mark-to-market earnings, improved pricing and production and taxes, which were partially offset by higher depreciation and the 2021 benefit from Storm Uri in ERCOT.

Outlook

AVANGRID is re-affirming its 2022 U.S. GAAP Net Income and non-U.S. GAAP Adjusted Net Income outlook of $850-$920 million or $2.20-$2.38 per share, based on 387 million average shares outstanding. This outlook includes the after-tax gain from the restructuring of the Company’s New England offshore wind partnership agreement.

Non-U.S. GAAP adjusted earnings and adjusted earnings per share exclude mark-to-market adjustments in the Renewables segment, merger costs and COVID-19 impacts. For additional information, see “Use of Non-U.S. GAAP Financial Measures” and “Reconciliation of Non-U.S. GAAP Financial Measures” at the end of this release.

Earnings Webcast

AVANGRID will webcast an audio-only financial presentation in conjunction with releasing third quarter 2022 earnings tomorrow, Wednesday, October 26, 2022 beginning at 10:00 A.M. Eastern time. The listen-only webcast will feature a presentation from members of the executive team followed by a question and answer session. The webcast can be accessed through the Investor Relations section of AVANGRID’s website. A replay will be available for 90 days in the Investors section of the AVANGRID website.

# # #

About AVANGRID: AVANGRID, Inc. (NYSE: AGR) aspires to be the leading sustainable energy company in the United States. Headquartered in Orange, CT with approximately $40 billion in assets and operations in 24 U.S. states, AVANGRID has two primary lines of business: Avangrid Networks and Avangrid Renewables. Avangrid Networks owns and operates eight electric and natural gas utilities, serving more than 3.3 million customers in New York and New England. Avangrid Renewables owns and operates a portfolio of renewable energy generation facilities across the United States. AVANGRID employs more than 7,000 people and has been recognized by JUST Capital in 2021 and 2022 as one of the JUST 100 companies – a ranking of America’s best corporate citizens. In 2022, AVANGRID ranked second within the utility sector for its commitment to the environment and the communities it serves. The company supports the U.N.’s Sustainable Development Goals and was named among the World’s Most Ethical Companies in 2022 for the fourth consecutive year by the Ethisphere Institute. For more information, visit www.avangrid.com.

Forward Looking Statements

Certain statements in this release may relate to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “would,” “could,” “can,” “expect(s),” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),” “assume(s),” “guide(s),” “target(s),” “forecast(s),” “are (is) confident that” and “seek(s)” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition of the business and other statements that are not historical facts. Such statements are based upon the current reasonable beliefs, expectations, and assumptions of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors are discussed and should be reviewed in our Form 10-K and other subsequent filings with the SEC. Specifically, forward-looking statements include, without limitation:

•	the future financial performance, anticipated liquidity and capital expenditures;

•	actions or inactions of local, state or federal regulatory agencies;

•	the ability to recruit and retain a highly qualified and diverse workforce in the competitive labor market;

•	changes in amount, timing or ability to complete capital projects;

•

adverse developments in general market, business, economic, labor, regulatory and political conditions including, without limitation, the impacts of inflation, deflation, supply-chain interruptions and changing prices and labor costs, including the Department of Commerce’s anti-circumvention petition that could adversely impact renewable solar energy projects;

•	the impacts of climate change, fluctuations in weather patterns and extreme weather events;

•	technological developments;

•

the impact of extraordinary external events, such as any cyber breaches or other incidents, grid disturbances, acts of war or terrorism, civil or social unrest, natural disasters, pandemic health events or other similar occurrences, including the ongoing geopolitical conflict with Russia and Ukraine;

•

the impact of any change to applicable laws and regulations, including those subject to referendums and legal challenges, affecting the ownership and operations of electric and gas utilities and renewable energy generation facilities, respectively, including, without limitation, those relating to the environment and climate change, taxes, price controls, regulatory approval and permitting;

•

our ability to close the proposed Merger (as defined in “Note 1 - Background and Nature of Operations” to the accompanying unaudited condensed consolidated financial statements under Part I, Item 1 of this report), the anticipated timing and terms of the proposed Merger, our ability to realize the anticipated benefits of the proposed Merger and our ability to manage the risks of the proposed Merger;

•

the COVID-19 pandemic, its impact on business and economic conditions, including but not limited to impacts from consumer payment behavior and supply chain delays, and the pace of recovery from the pandemic;

•	the implementation of changes in accounting standards;

•	adverse publicity or other reputational harm; and

•	other presently unknown unforeseen factors.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this report, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Other risk factors are detailed from time to time in our reports filed with the SEC, and we encourage you to consult such disclosures.

Use of Non-U.S. GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we consider adjusted net income and adjusted earnings per share, adjusted EBITDA and adjusted EBITDA with Tax Credits as financial measures that are not prepared in accordance with U.S. GAAP. The non-GAAP financial measures we use are specific to AVANGRID and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries by eliminating the impact of certain non-cash charges. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We define adjusted net income as net income adjusted to exclude mark-to-market earnings from changes in the fair value of derivative instruments used by AVANGRID to economically hedge market price fluctuations in related underlying physical transactions for the purchase and sale of electricity, costs incurred in connection with the COVID-19 pandemic and costs incurred related to the PNMR Merger. We believe adjusted net income is more useful in understanding and evaluating actual and projected financial performance and contribution of AVANGRID core lines of business and to more fully compare and explain our results. The most directly comparable U.S. GAAP measure to adjusted net income is net income. We also define adjusted earnings per share, or adjusted EPS, as adjusted net income converted to an earnings per share amount.

We define adjusted EBITDA as adjusted net income adjusted to fully exclude the effects of net (loss) income attributable to noncontrolling interests, income tax expense (benefit), depreciation and amortization, interest expense, net of capitalization, other (income) expense and (earnings) losses from equity method investments. We further define adjusted EBITDA with tax credits as adjusted EBITDA adding back the pre-tax effect of retained Production Tax Credits (PTCs) and Investment Tax Credits (ITCs) and PTCs allocated to tax equity investors. The most directly comparable U.S. GAAP measure to adjusted EBITDA and adjusted EBITDA with tax credits is net income.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, AVANGRID’s U.S. GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to AVANGRID, and should be considered only as a supplement to AVANGRID’s U.S. GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

Non-GAAP financial measures are not primary measurements of our performance under U.S. GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with U.S. GAAP.

Investors and others should note that AVANGRID routinely posts important information on its website and considers the Investor Relations section, www.avangrid.com/wps/portal/avangrid/Investors, a channel of distribution.

Avangrid, Inc.

Condensed Consolidated Statements of Income

(In Millions except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($M)	2022	2021	2022	2021
Operating Revenues	$1,838	$1,598	$5,765	$5,041

Operating Expenses
Purchased power, natural gas and fuel used	535	319	1,716	1,085
Operations and maintenance	758	727	2,102	2,045
Depreciation and amortization	279	259	811	756
Taxes other than income taxes	154	155	501	480

Total Operating Expenses	1,726	1,460	5,130	4,366

Operating Income	112	138	635	675

Other Income and (Expense)
Other income	18	13	38	48
Earnings (losses) from equity method investments	2	(1)	261	4
Interest expense, net of capitalization	(76)	(70)	(226)	(218)

Income Before Income Tax	56	80	708	509

Income tax expense (benefit)	(50)	(24)	14	—

Net Income	106	104	694	509

Net loss attributable to noncontrolling interests	(1)	7	40	34

Net Income Attributable to Avangrid, Inc.	$105	$111	$734	$543

Earnings per Common Share, Basic:	$0.27	$0.29	$1.90	$1.56
Earnings per Common Share, Diluted:	$0.27	$0.29	$1.90	$1.56
Weighted-average # of Common Shares Outstanding (M):
Basic	386.7	387.3	386.7	348.3
Diluted	387.3	387.7	387.2	348.7

Amounts may not add due to rounding

Reconciliation of Non-U.S. GAAP Financial Measures

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted Net Income (Loss) - $M

(Unaudited)

	Three Months ended September 30,			Nine Months ended September 30,
	2022	2021	22 vs ‘21	2022	2021	22 vs ‘21
Networks	$88	$116	$(28)	$470	$442	$27
Renewables	29	12	18	310	145	165
Corporate*	(13)	(17)	4	(46)	(44)	(2)

GAAP Net Income	$105	$111	$(7)	$734	$543	$191
Adjustments:
Mark-to-market earnings - Renewables	22	9	13	17	50	(34)
Impact of COVID-19	—	19	(18)	2	33	(32)
Merger costs	1	3	(2)	3	6	(4)
Income tax impact of adjustments**	(6)	(8)	2	(6)	(24)	18

Adjusted Net Income	$122	$133	$(12)	$749	$609	$140

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations
**

2022: Income tax impact of adjustments: $(5.8)M and $(4.4)M from mark-to-market (MtM) earnings - Renewables, $(0.4)M and $(0.4) from impact of COVID-19 - Networks, and ($0.1)M and ($0.7)M from merger costs - Corporate for the three and nine months ended September 30, 2022, respectively; 2021 - Income tax impact of adjustments: ($2.4)M and ($13.3)M from mark-to-market (MtM) earnings - Renewables, ($4.9)M and ($8.9)M from impact of COVID-19 - Networks, and ($0.8)M and ($1.7)M from merger costs - Corporate, for the three and nine months ended September 30, 2021, respectively.

Non-U.S. GAAP Adjusted Net Income (Loss) - $M

	Three Months ended September 30,			Nine Months ended September 30,
	Adjusted 2022	Adjusted 2021	Adjusted ‘22 vs ‘21	Adjusted 2022	Adjusted 2021	Adjusted ‘22 vs ‘21
Networks	$89	$130	$(41)	$471	$467	$4
Renewables	45	18	27	322	182	140
Corporate*	(13)	(15)	2	(44)	(39)	(5)

Adjusted Net Income	$122	$133	$(12)	$749	$609	$140

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted Earnings (Loss) Per Share (EPS)

(Unaudited)

	Three Months ended September 30,			Nine Months ended September 30,
	2022	2021	22 vs ‘21	2022	2021	22 vs ‘21
Networks	$0.23	$0.30	$(0.07)	$1.21	$1.27	$(0.06)
Renewables	0.08	0.03	0.05	0.80	0.42	0.39
Corporate*	(0.03)	(0.04)	0.01	(0.12)	(0.13)	0.01

GAAP Earnings Per Share	$0.27	$0.29	$(0.02)	$1.90	$1.56	$0.34
Adjustments:
Mark-to-market earnings - Renewables	0.06	0.02	0.03	0.04	0.14	(0.10)
Impact of COVID-19	—	0.05	(0.05)	—	0.10	(0.09)
Merger costs	—	0.01	(0.01)	0.01	0.02	(0.01)
Income tax impact of adjustments**	(0.02)	(0.02)	—	(0.01)	(0.07)	0.05

Adjusted Earnings Per Share	$0.31	$0.34	$(0.03)	$1.94	$1.75	$0.19

Weighted-avg # of Shares (M):	386.7	387.3		386.7	348.3

Amounts may not add due to rounding

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations
**

2022: EPS Income tax impact of adjustments: $(0.02) and $(0.01) from mark-to-market (MtM) earnings - Renewables, $0 and $0 from impact of COVID-19 - Networks, and $0 and $0 from merger costs for the three and nine months ended September 30, 2022, respectively; 2021 - EPS Income tax impact of adjustments: ($0.01) and ($0.04) from mark-to-market (MtM) earnings - Renewables and ($0.01) and ($0.03) from impact of COVID-19 - Networks, for the three and nine months ended September 30, 2021, respectively.

Non-U.S. GAAP Adjusted Earnings (Loss) Per Share

	Three Months ended September 30,			Nine Months ended September 30,
	Adjusted 2022	Adjusted 2021	Adjusted ‘22 vs ‘21	Adjusted 2022	Adjusted 2021	Adjusted ‘22 vs ‘21
Networks	$0.23	$0.34	$(0.11)	$1.22	$1.34	$(0.12)
Renewables	0.12	0.05	0.07	0.83	0.52	0.31
Corporate*	(0.03)	(0.04)	0.01	(0.11)	(0.11)	—

Adjusted Earnings Per Share	$0.31	$0.34	$(0.03)	$1.94	$1.75	$0.19

Weighted-avg # of Shares (M):	386.7	387.3		386.7	348.3

Amounts may not add due to rounding

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations